Exhibit 99.1

Eyenovia Announces Appointment of Ophthalmic Industry Veteran Michael Rowe as

Chief Executive Officer and Board Member

Appointment of Mr. Rowe, Eyenovia’s current Chief Operating Officer, maintains continuity while bringing significant ophthalmic industry, operations and commercialization expertise to the CEO role

NEW YORK—July 27, 2022—Eyenovia, Inc. (NASDAQ: EYEN), an ophthalmic pharmaceutical technology company developing a pipeline of late-stage microdose array print (MAP™) therapeutics, today announced the appointment of current Chief Operating Officer Michael Rowe as the Company’s new Chief Executive Officer, effective August 1, 2022. Mr. Rowe’s appointment follows the company’s nationwide search and interviews with multiple candidates. Mr. Rowe has also been appointed to Eyenovia’s Board of Directors, increasing the Board to nine seats following recent appointments of Drs. Strahlman and Palanki as new independent directors, announced in July.

Eyenovia’s current Chief Executive Officer, Dr. Sean Ianchulev, previously announced that he will be transitioning to Chairman of the company’s Board.

“For the past four years, we have benefited from Michael’s diverse ophthalmic industry experience, and we believe he is the ideal candidate to shepherd Eyenovia through this exciting new chapter in the Company’s evolution,” stated Dr. Sean Ianchulev, Eyenovia’s Chief Executive Officer and Chief Medical Officer. “With major events anticipated in the next year, including the potential approval of MydCombi and preparation for a MicroLine New Drug Application (NDA), and significant progress being made by our strategic partners, Bausch+Lomb and Arctic Vision, agreements that Michael was instrumental in brokering, this is indeed a transformational time for our company. With his significant expertise in product development, operations, global and US commercialization, strategic planning and business development, we believe there is no one more qualified than Michael to lead our transition to a commercial-stage company. I look forward to continuing to work with him and the rest of the Eyenovia team as we work to improve the delivery of topical ophthalmic care for patients and providers and increase the long-term value of Eyenovia for our shareholders.”

“I look forward to helping maximize the value of our proprietary Optejet dispensing technology that I believe can become the new standard across a broad range of ophthalmic uses,” stated Mr. Rowe. “With the pending resubmission of our MydCombi NDA, the upcoming completion of our VISION-2 presbyopia trial, and the commencement of our manufacturing operations in Redwood City, CA, we have made substantial progress this year, and I look forward to working with my fellow Board members and the rest of the leadership team to maintain this forward momentum.”

Mr. Rowe has served as the Company’s Chief Operating Officer since January 2021, having first joined the Company in July 2018 as Corporate Vice President. In his 30+ year career, Mr. Rowe spent 12 years at Allergan founding the health economics department, leading strategic planning and new pharmaceutical and device product commercialization for the global glaucoma franchise and founding the competitive intelligence function across the company. During this time, Mr. Rowe also served as the company’s liaison with Senju Pharmaceuticals (a current shareholder and licensee of Eyenovia) and was instrumental in the successful launch of multiple glaucoma products in the Japanese market.

More recently, Mr. Rowe was with Aerie Pharmaceuticals, Inc. where he was pivotal in the commercialization of their glaucoma franchise. Mr. Rowe has also held leadership roles at Bayer Healthcare Pharmaceuticals Inc. and Pfizer, Inc.

About Eyenovia, Inc.

Eyenovia, Inc. (NASDAQ: EYEN) is an ophthalmic pharmaceutical technology company developing a pipeline of microdose array print (MAPTM) therapeutics. Eyenovia is currently focused on the late-stage development of microdosed medications for mydriasis, presbyopia and myopia progression. For more information, visit Eyenovia.com.

The Eyenovia Corporate Information slide deck may be found at ir.eyenovia.com/events-and-presentations.

Forward-Looking Statements

Except for historical information, all of the statements, expectations and assumptions contained in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions, including estimated market opportunities for our product candidates and platform technology. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and in some cases are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the U.S. Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to, among other things: risks of our clinical trials, including, but not limited to, the costs, design, initiation and enrollment (which could still be adversely impacted by COVID-19 and resulting social distancing), timing, progress and results of such trials; the timing of, and our ability to submit applications for, obtaining and maintaining regulatory approvals for our product candidates; the potential impacts of COVID-19 on our supply chain; the potential advantages of our product candidates and platform technology; the rate and degree of market acceptance and clinical utility of our product candidates; our estimates regarding the potential market opportunity for our product candidates; reliance on third parties to develop and commercialize our product candidates; the ability of us and our partners to timely develop, implement and maintain manufacturing, commercialization and marketing capabilities and strategies for our product candidates; intellectual property risks; changes in legal, regulatory and legislative environments in the markets in which we operate and the impact of these changes on our ability to obtain regulatory approval for our products; and our competitive position. Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws. Eyenovia does not undertake any obligation to update any forward-looking statements.

Eyenovia Contact:
Eyenovia, Inc.
John Gandolfo
Chief Financial Officer
jgandolfo@eyenovia.com

Eyenovia Investor Contact:
Eric Ribner
LifeSci Advisors, LLC
eric@lifesciadvisors.com
(646) 751-4363

Eyenovia Media Contact:
Eyenovia, Inc.

Norbert Lowe

Vice President, Commercial Operations

nlowe@eyenovia.com